Freshworks Reports Fourth Quarter and Full Year 2024 Results

San Mateo, Calif. – February 11, 2025 – Freshworks Inc. (Nasdaq: FRSH), the provider of people-first AI service software, today announced financial results for its fourth quarter and full year ended December 31, 2024.

“Freshworks outperformed its previously provided estimates again in Q4 across all our key metrics, delivering another strong quarter with revenue growing 22% year over year to $194.6 million, operating cash flow margin of 21%, and an adjusted free cash flow margin of 21%,” said Dennis Woodside, Chief Executive Officer & President of Freshworks. “Companies are leaving legacy vendors and coming to Freshworks for our uncomplicated, modern employee and customer experience service solutions.”

Fourth Quarter 2024 Financial Summary Results

•Revenue: Total revenue was $194.6 million, representing growth of 22% compared to total revenue of $160.1 million in the fourth quarter of 2023, and 21% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(23.8) million, compared to $(40.0) million in the fourth quarter of 2023.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $40.3 million, compared to $11.5 million in the fourth quarter of 2023.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.07) based on 303.6 million weighted-average shares outstanding, compared to $(0.09) based on 296.0 million weighted-average shares outstanding in the fourth quarter of 2023.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.14 based on 306.1 million weighted-average shares outstanding, compared to $0.08 based on 303.2 million weighted-average shares outstanding in the fourth quarter of 2023.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $41.4 million, compared to $30.9 million in the fourth quarter of 2023.

•Adjusted Free Cash Flow: Adjusted free cash flow was $41.7 million, compared to $28.6 million in the fourth quarter of 2023.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $1.07 billion as of December 31, 2024.

Full Year 2024 Financial Summary Results

•Revenue: Total revenue was $720.4 million, representing growth of 21% compared to total revenue of $596.4 million in 2023 and 21% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(138.6) million, compared to $(170.2) million in 2023.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $99.1 million, compared to $44.5 million in 2023.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.32) based on 300.8 million weighted-average shares outstanding, compared to $(0.47) based on 293.1 million weighted-average shares outstanding in 2023.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.43 based on 300.8 million weighted-average shares outstanding, compared to $0.26 based on 293.1 million weighted-average shares outstanding in 2023.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $160.6 million, compared to net cash provided by operating activities of $86.2 million in 2023.

•Adjusted Free Cash Flow: Adjusted free cash flow was $153.3 million, compared to $77.8 million in 2023.

All financial numbers for 2024 include the results of Device42, Inc. for the period after the closing of the acquisition. A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is contained in the tables below.

Fourth Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 22,558, an increase of 11% year-over-year and 13% adjusting for constant currency.
•Net dollar retention rate was 103% (105% adjusting for constant currency), compared to 107% in the third quarter of 2024 and 108% in the fourth quarter of 2023. Adjusted for constant currency, net dollar retention rate was 105% in the third quarter of 2024 and 107% in the fourth quarter of 2023.
•Welcomed and onboarded more customers to the Freshworks community including New Balance, Rawlings Sporting Goods, Sophos, Onfido, Mesa Airlines and many more.
•Appointed Srinivasan Raghavan as Chief Product Officer and Venkitesh Subramanian as Senior Vice President of Product Management, Customer Experience.
•Announced a new strategic agreement with Unisys, a leading global systems integrator partner.

Financial Outlook

We are providing estimates for the first quarter and full year 2025 based on current market conditions and expectations. The revenue growth rates are adjusted for constant currency to provide better visibility into the underlying business trends. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the first quarter and full year 2025, we currently expect the following results:

($ in millions, except per share data)	First Quarter 2025	Full Year 2025
Revenue(1)	$190.0 - $193.0	$809.0 - $821.0
Year-over-year growth	15% - 17%	12% - 14%
Year-over-year growth (constant currency)	16% - 18%	13% - 15%

Non-GAAP income from operations(1)	$32.5 - $34.5	$131.0 - $139.0

Non-GAAP net income per share(2)	$0.12 - $0.14	$0.52 - $0.54

(1) Revenue and non-GAAP income from operations are based on exchange rates as of February 7, 2025 for currencies other than USD.
(2) Non-GAAP net income per share was estimated assuming 307.3 million and 306.4 million weighted-average shares outstanding for the first quarter and full year 2025, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our fourth quarter and full year 2024 and 2023 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on February 11, 2025 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income per share, non-GAAP net income attributable to common stockholders, adjusted free cash flow, and adjusted free cash flow margin. This press release and the accompanying tables also contain certain other metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q4 2023, the average exchange rates in effect for our major currencies were 1 USD to 1.08 EUR and 1 USD to 1.24 GBP), rather than the actual average exchange rates in effect during the current period (for Q4 2024, the average exchange rates in effect for our major currencies were 1 USD to 1.07 EUR and 1 USD to 1.28 GBP). To present constant currency for full year results, we combine the quarterly constant currency results for the year that were converted into USD at the average exchange rates in effect during the relevant comparison periods (for example, for Q1 2024 results, we use the average exchange rates in effect for Q1 2023).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Restructuring charges. We exclude restructuring charges, which primarily consists of employee severance and other employee termination benefits associated with the restructuring plan initiated in November 2024, from our non-GAAP financial measures,because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Income tax effect and adjustments. We exclude the income tax effect of the above adjustments and income tax effect associated with acquisitions from our non-GAAP financial measures. We exclude these costs because we do not believe these expenses have a direct correlation to the operating performance of our business.

We define adjusted free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software, and add restructuring charges. We believe that adjusted free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Adjusted free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses. We define adjusted free cash flow margin as adjusted free cash flow as a percentage of revenue. We believe that adjusted free cash flow margin is a useful indicator of how efficiently we convert revenue into adjusted free cash flow.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of subscription, software license, and maintenance revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions, and assuming that revenues are recognized ratably over the term of the contract. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, renewals and expansion as a result of acquisitions during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q4 2023, the period end exchange rates in effect for our major currencies were 1 USD to 1.10 EUR and 1 USD to 1.27 GBP), rather than the actual exchange rates in effect at the end of the current period (for Q4 2024, the period end exchange rates in effect for our major currencies were 1 USD to 1.04 EUR and 1 USD to 1.26 GBP).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the first quarter and full year 2025, our financial outlook, the value of our products to customers, the timing and amount of future repurchases of our Class A common stock, and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend,” “outlook,” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov), including our Annual Report on Form 10-K that will be filed for the year ended December 31, 2024.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc. (NASDAQ: FRSH) provides people-first AI service software that organizations use to deliver exceptional customer and employee experiences. More than 72,000 companies, including American Express, Bridgestone, Databricks, Fila, Nucor, and Sony choose Freshworks’ uncomplicated solutions to increase efficiency and loyalty. For the latest company news and customer stories, visit www.freshworks.com and follow us on Facebook, LinkedIn, and X.

© 2025 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

Investor Relations Contact:
Joon Huh
IR@freshworks.com

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$194,571	$160,111	$720,420	$596,432
Cost of revenue(1)	29,459	27,009	113,330	103,369
Gross profit	165,112	133,102	607,090	493,063
Operating expense:
Research and development(1)	41,028	35,834	164,590	137,756
Sales and marketing(1)	90,674	92,323	390,817	357,781
General and administrative(1)	47,538	44,986	180,629	167,698
Restructuring charges	9,664	—	9,664	—
Total operating expenses	188,904	173,143	745,700	663,235
Loss from operations	(23,792)	(40,041)	(138,610)	(170,172)
Interest and other income, net	7,802	14,715	47,773	46,403
Loss before income taxes	(15,990)	(25,326)	(90,837)	(123,769)
Provision for income taxes	5,910	2,755	4,531	13,667
Net loss	(21,900)	(28,081)	(95,368)	(137,436)
Net loss per share - basic and diluted	$(0.07)	$(0.09)	$(0.32)	$(0.47)
Weighted average shares used in computing net loss per share - basic and diluted	303,560	296,001	300,843	293,087

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$1,532	$1,637	$6,565	$6,774
Research and development	9,037	8,862	41,512	37,524
Sales and marketing	12,239	14,969	63,219	66,755
General and administrative	27,608	25,172	105,410	99,654
Total stock-based compensation expense, net of amounts capitalized	$50,416	$50,640	$216,706	$210,707

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$620,315	$488,121
Marketable securities	449,750	699,506
Accounts receivable, net	122,910	97,179
Deferred contract acquisition costs	26,106	22,908
Prepaid expenses and other current assets	46,346	47,832
Total current assets	1,265,427	1,355,546
Property and equipment, net	25,893	22,747
Operating lease right-of-use assets	36,891	32,749
Deferred contract acquisition costs, noncurrent	22,534	19,764
Goodwill	147,014	6,181
Intangible assets, net	90,840	—
Deferred tax assets	8,499	10,013
Other assets	14,786	9,772
Total assets	$1,611,884	$1,456,772
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,619	$3,485
Accrued liabilities	81,933	56,608
Deferred revenue	323,435	266,399
Income tax payable	728	722
Total current liabilities	407,715	327,214
Operating lease liabilities, non-current	30,221	26,795
Other liabilities	36,027	30,501
Total liabilities	473,963	384,510
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,874,133	4,713,522
Accumulated other comprehensive loss	(338)	(754)
Accumulated deficit	(3,735,877)	(3,640,509)
Total stockholders' equity	1,137,921	1,072,262
Total liabilities and stockholders' equity	$1,611,884	$1,456,772

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash Flows from Operating Activities:
Net loss	$(21,900)	$(28,081)	$(95,368)	$(137,436)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,363	3,046	19,415	12,144
Amortization of deferred contract acquisition costs	7,889	6,365	28,556	23,965
Non-cash lease expense	2,235	2,044	8,842	7,736
Stock-based compensation	50,416	50,640	216,706	210,707
Discount amortization on marketable securities	(3,020)	(3,544)	(15,992)	(15,652)
Deferred income taxes	1,159	(1,435)	(12,642)	(1,322)
Other	1,076	9	1,397	119
Changes in operating assets and liabilities:
Accounts receivable	(23,747)	(16,979)	(17,145)	(26,982)
Deferred contract acquisition costs	(9,819)	(7,815)	(34,524)	(26,962)
Prepaid expenses and other assets	6,340	4,382	(1,393)	(7,411)
Accounts payable	(5,326)	796	(2,204)	(2,423)
Accrued and other liabilities	4,266	4,989	14,454	1,839
Deferred revenue	27,849	20,314	54,808	60,773
Operating lease liabilities	(2,419)	(3,865)	(4,264)	(12,917)
Net cash provided by operating activities	41,362	30,866	160,646	86,178
Cash Flows from Investing Activities:
Purchases of property and equipment	(5,067)	(1,079)	(9,177)	(2,069)
Proceeds from sale of property and equipment	193	19	279	110
Capitalized internal-use software	(1,911)	(1,196)	(5,485)	(6,271)
Purchases of marketable securities	(53,935)	(189,124)	(620,573)	(842,803)
Maturities and redemptions of marketable securities	269,868	203,599	887,664	1,009,532
Business combination, net of cash acquired	—	—	(213,905)	—
Net cash provided by investing activities	209,148	12,219	38,803	158,499
Cash Flows from Financing Activities:
Proceeds from issuance of common stock under employee stock purchase plan, net	3,013	2,959	6,643	7,271
Proceeds from exercise of stock options	50	27	89	88
Payment of withholding taxes on net share settlement of equity awards	(10,672)	(16,196)	(60,299)	(67,978)
Repurchase of common stock	(13,693)	—	(13,693)	—
Net cash used in financing activities	(21,302)	(13,210)	(67,260)	(60,619)
Net increase (decrease) in cash, cash equivalents and restricted cash	229,208	29,875	132,189	184,058
Cash, cash equivalents and restricted cash, beginning of period	391,197	458,341	488,216	304,158
Cash, cash equivalents and restricted cash, end of period	$620,405	$488,216	$620,405	$488,216

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,
	2024	2023	Growth Rates
Revenue
GAAP revenue	$194,571	$160,111	22%
Effects of foreign currency rate fluctuations	(1,044)
Revenue adjusted for constant currency	$193,527	$160,111	21%

	Twelve Months Ended December 31,
	2024	2023	Growth Rates
Revenue
GAAP revenue	$720,420	$596,432	21%
Effects of foreign currency rate fluctuations	(1,414)
Revenue adjusted for constant currency	$719,006	$596,432	21%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin:
GAAP gross profit	$165,112	$133,102	$607,090	$493,063
Non-GAAP adjustments:
Stock-based compensation expense	1,532	1,637	6,565	6,774
Employer payroll taxes on employee stock transactions	13	23	123	136
Amortization of acquired intangibles	1,288	—	2,927	158
Non-GAAP gross profit	$167,945	$134,762	$616,705	$500,131
GAAP gross margin	84.9%	83.1%	84.3%	82.7%
Non-GAAP gross margin	86.3%	84.2%	85.6%	83.9%

Reconciliation of operating expenses:
GAAP research and development	$41,028	$35,834	$164,590	$137,756
Non-GAAP adjustments:
Stock-based compensation expense	(9,037)	(8,862)	(41,512)	(37,524)
Employer payroll taxes on employee stock transactions	(30)	(73)	(290)	(309)
Non-GAAP research and development	$31,961	$26,899	$122,788	$99,923
GAAP research and development as percentage of revenue	21.1%	22.4%	22.8%	23.1%
Non-GAAP research and development as percentage of revenue	16.4%	16.8%	17.0%	16.8%

GAAP sales and marketing	$90,674	$92,323	$390,817	$357,781
Non-GAAP adjustments:
Stock-based compensation expense	(12,239)	(14,969)	(63,219)	(66,755)
Employer payroll taxes on employee stock transactions	(241)	(657)	(1,880)	(2,330)
Amortization of acquired intangibles	(2,304)	—	(5,233)	(145)
Non-GAAP sales and marketing	$75,890	$76,697	$320,485	$288,551
GAAP sales and marketing as percentage of revenue	46.6%	57.7%	54.2%	60.0%
Non-GAAP sales and marketing as percentage of revenue	39.0%	47.9%	44.5%	48.4%

GAAP general and administrative	$47,538	$44,986	$180,629	$167,698
Non-GAAP adjustments:
Stock-based compensation expense	(27,608)	(25,172)	(105,410)	(99,654)
Employer payroll taxes on employee stock transactions	(150)	(192)	(930)	(936)
Non-GAAP general and administrative	$19,780	$19,622	$74,289	$67,108

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP general and administrative as percentage of revenue	24.4%	28.1%	25.1%	28.1%
Non-GAAP general and administrative as percentage of revenue	10.2%	12.3%	10.3%	11.3%

Reconciliation of operating loss and operating margin:
GAAP loss from operations	$(23,792)	$(40,041)	$(138,610)	$(170,172)
Non-GAAP adjustments:
Stock-based compensation expense	50,416	50,640	216,706	210,707
Employer payroll taxes on employee stock transactions	434	945	3,223	3,711
Amortization of acquired intangibles	3,592	—	8,160	303
Restructuring charges	9,664	—	9,664	—
Non-GAAP income from operations	$40,314	$11,544	$99,143	$44,549
GAAP operating margin	(12.2)%	(25.0)%	(19.2)%	(28.5)%
Non-GAAP operating margin	20.7%	7.2%	13.8%	7.5%

Reconciliation of net loss:
GAAP net loss	$(21,900)	$(28,081)	$(95,368)	$(137,436)
Non-GAAP adjustments:
Stock-based compensation expense	50,416	50,640	216,706	210,707
Employer payroll taxes on employee stock transactions	434	945	3,223	3,711
Amortization of acquired intangibles	3,592	—	8,160	303
Restructuring charges	9,664	—	9,664	—
Income tax adjustments	655	(219)	(12,017)	1,398

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Non-GAAP net income	$42,861	$23,285	$130,368	$78,683

Reconciliation of net loss per share - diluted:
GAAP net loss per share - diluted	$(0.07)	$(0.09)	$(0.32)	$(0.47)
Non-GAAP adjustments:
Stock-based compensation expense	0.17	0.17	0.72	0.72
Employer payroll taxes on employee stock transactions	—	—	0.01	0.01
Amortization of acquired intangibles	0.01	—	0.03	—
Restructuring charges	0.03	—	0.03	—
Income tax adjustments	—	—	(0.04)	—
Non-GAAP net income per share - diluted	$0.14	$0.08	$0.43	$0.26
Weighted-average shares used in computing GAAP net loss per share - diluted	303,560	296,001	300,843	293,087
Weighted-average shares used in computing non-GAAP net income per share - diluted (1)	306,109	303,152	305,085	300,735

Computation of adjusted free cash flow:
Net cash provided by operating activities	$41,362	$30,866	$160,646	$86,178
Less:
Purchases of property and equipment	(5,067)	(1,079)	(9,177)	(2,069)
Capitalized internal-use software	(1,911)	(1,196)	(5,485)	(6,271)
Add:
Restructuring costs paid	7,314	—	7,314	—
Adjusted free cash flow	$41,698	$28,591	$153,298	$77,838
Operating cash flow margin	21.3%	22.3%	22.3%	14.4%
Adjusted free cash flow margin	21.4%	21.3%	21.3%	13.1%

Net cash provided by investing activities	$209,148	$12,219	$38,803	$158,499
Net cash used in financing activities	$(21,302)	$(13,210)	$(67,260)	$(60,619)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net loss per share attributable to common stockholders, as their effect was antidilutive. For the three months ended December 31, 2024 and 2023, potentially dilutive shares of 2.5 million and 7.2 million shares, respectively, were included in the weighted average shares used in computing non-GAAP diluted net income per share. For the twelve months ended December 31, 2024 and 2023, potentially dilutive shares of 4.2 million and 7.6 million shares were included in the weighted average shares used in computing non-GAAP diluted net income per share.